AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc	Ohio	07/01/1997		Diversified Financial Holding Company
American Financial Capital Trust II	Delaware	02/04/1997	100.0	Statutory Trust
American Financial Capital Trust III	Delaware	06/25/2003	100.0	Statutory Trust
American Financial Capital Trust IV	Delaware	06/25/2003	100.0	Statutory Trust
American Financial Enterprises, Inc.	Connecticut	01/01/1871	100.0	Holding Company
American Money Management Corporation	Ohio	03/01/1973	100.0	Registered Investment Advisor
American Real Estate Capital Company, LLC.	Ohio	11/05/2009	80.0	Mortgage Broker
Mid-Market Capital Partners, LLC	Delaware	05/26/2010	65.0	Arranger of Corporate Loans
APU Holding Company	Ohio	10/15/2003	100.0	Holding Company
American Premier Underwriters, Inc.	Pennsylvania	04/13/1846	100.0	Diversified Company
The Associates of the Jersey Company	New Jersey	11/10/1804	100.0	Inactive
Cal Coal, Inc.	Illinois	05/30/1979	100.0	Inactive
Great Southwest Corporation	Delaware	10/25/1978	100.0	Real Estate Developer
The Indianapolis Union Railway Company	Indiana	11/19/1872	100.0	Inactive
Lehigh Valley Railroad Company	Pennsylvania	04/21/1846	100.0	Inactive
Pennsylvania Lehigh Oil & Gas Holdings LLC	Pennsylvania	12/17/2012	100.0	Holding Company
Magnolia Alabama Holdings, Inc.	Delaware	05/18/2004	100.0	Holding Company
Magnolia Alabama Holdings LLC	Alabama	05/24/2004	100.0	Real Estate
Michigan Oil & Gas Holdings, LLC	Michigan	09/24/2012	100.0	Holding Company
Ohio Oil & Gas Holdings, LLC	Ohio	07/06/2012	100.0	Holding Company
The Owasco River Railway, Inc.	New York	06/02/1881	100.0	Inactive
PCC Real Estate, Inc.	New York	12/15/1986	100.0	Holding Company
PCC Technical Industries, Inc.	Delaware	11/18/1983	100.0	Holding Company
PCC Maryland Realty Corp	Maryland	08/18/1993	100.0	Real Estate Holding Company
Penn Central Energy Management Company	Delaware	05/11/1987	100.0	Inactive
Penn Towers, Inc.	Pennsylvania	08/01/1958	100.0	Inactive
Pennsylvania Oil & Gas Holdings, LLC	Pennsylvania	05/30/2013	100.0	Holding Company
Pennsylvania-Reading Seashore Lines	New Jersey	06/14/1901	66.7	Inactive
Pittsburgh and Cross Creek Railroad Company	Pennsylvania	08/14/1970	83.0	Inactive
Terminal Realty Penn Co.	District of Columbia	09/23/1968	100.0	Inactive
Waynesburg Southern Railroad Company	Pennsylvania	09/01/1966	100.0	Inactive
GAI Insurance Company, Ltd	Bermuda	09/18/1989	100.0	Reinsurance
Great American Specialty & Affinity Limited	United Kingdom	07/26/2010	100.0	Brokerage

As Of: 12/31/2014	Page 1 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)		NATURE OF BUSINESS
American Financial Group, Inc.
APU Holding Company
Hangar Acquisition Corp.	Ohio	10/06/1995	100.0		Aircraft Investment
Premier Lease & Loan Services Insurance Agency, Inc.	Washington	12/27/1983	100.0		Insurance Agency
Premier Lease & Loan Services of Canada, Inc.	Washington	02/28/1991	100.0		Insurance Agency
Risico Management Corporation	Delaware	01/10/1989	100.0		Risk Management
Dixie Terminal Corporation	Ohio	04/23/1970	100.0		Real Estate Holding Company
GAI Holding Bermuda Ltd.	Bermuda	10/03/2007	100.0		Holding Company
GAI Indemnity, Ltd.	United Kingdom	09/27/2007	100.0		Lloyd’s Corporate Member
Marketform Group Limited	United Kingdom	07/12/2002	100.0		Holding Company
Marketform Holdings Limited	United Kingdom	06/15/1998	100.0		Holding Company
Lavenham Underwriting Limited	United Kingdom	08/15/2002	100.0		Lloyd’s Corporate Member
Marketform Limited	United Kingdom	11/02/1988	100.0		Underwriting Intermediary
Gabinete Marketform SL	Spain	04/29/1996	100.0		Claims Handling & Client Services
Marketform Australia Pty Limited	Australia	03/12/2004	100.0		Claims Handling & Client Services
Studio Marketform srl	Italy	05/05/2006	100.0		Claims Manager
Marketform Management Services Limited	United Kingdom	11/08/2002	100.0		Service Company
Marketform Managing Agency Limited	United Kingdom	06/15/1998	100.0		Managing Agency
Sampford Underwriting Limited	United Kingdom	04/22/2003	100.0		Lloyd’s Corporate Member
Marketform Trust Company Limited	United Kingdom	10/22/2004	100.0		Trustee
Great American Financial Resources, Inc.	Delaware	11/23/1992	100.0	(2)	Insurance Holding Company
AAG Insurance Agency, Inc.	Kentucky	12/06/1994	100.0		Insurance Agency
Ceres Group, Inc.	Delaware	10/22/1998	100.0		Holding Company
Continental General Corporation	Nebraska	02/12/1988	100.0		Holding Company
Continental General Insurance Company	Ohio	05/24/1961	100.0		Life Insurance Company
QQAgency of Texas, Inc.	Texas	09/07/2000	100.0		Insurance Agency
Great American Advisors, Inc.	Ohio	12/10/1993	100.0		Broker-Dealer
Great American Life Insurance Company		12/29/1961	100.0		Life Insurance Company
Aerielle IP Holdings, LLC	Ohio	08/01/2011	100.0	(2)	Asset Holding Company
Aerielle, LLC	Delaware	02/13/2009	60.0	(2)	Marketing of Consumer Electronic Products
Annuity Investors Life Insurance Company	Ohio	11/13/1981	100.0		Life Insurance Company
Bay Bridge Marina Hemingway’s Restaurant, LLC	Maryland	10/22/2010	85.0		Liquor License Holder for Hemingway’s Restaur
Bay Bridge Marina Management, LLC	Maryland	06/30/2009	85.0		Liquor License Holder for Bay Bridge Grill
Brothers Management, LLC	Florida	06/11/2004	99.0		Restaurants & Ships Store

As Of: 12/31/2014	Page 2 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)		NATURE OF BUSINESS
American Financial Group, Inc.
Great American Financial Resources, Inc.
Great American Life Insurance Company
FT Liquidation, LLC	Ohio	11/09/2011	100.0		Holding Company
GALIC - Bay Bridge Marina, LLC	Maryland	05/05/2005	100.0		Holding Company
GALIC - Sorrento, LLC	Florida	06/21/2012	100.0	(2)	Mortgage Holder - Sorrento Condos, Dallas, TX
GALIC Brothers, Inc.	Ohio	11/12/1993	80.0		Real Estate Management
GALIC Pointe, LLC	Florida	03/25/2011	100.0	(2)	Mortgage Holder-Destin, FL Property
Manhattan National Holding Corporation	Ohio	08/27/2008	100.0		Holding Company
Manhattan National Life Insurance Company	Illinois	12/20/1956	100.0		Life Insurance Company
Skipjack Marina Corp.	Maryland	06/24/1999	100.0		Marina Operator
United Teacher Associates Insurance Company	Texas	12/15/1958	100.0		Life Insurance Company
UTA Acquisitions, LLC	Texas	08/07/2014	100.0		Non-Operating Subsidiary
Great American Holding, Inc.	Ohio	07/25/2002	100.0		Holding Company
Agricultural Services, LLC	Ohio	03/12/2010	100.0		Holding Company
United States Commodities Producers, LLC	Montana	12/23/2011	75.0		Service Provider for Farmers
United States Livestock Producers, LLC	Nevada	04/08/2010	75.0		Service Provider for Livestock Farmers
Livestock Market Enhancement Risk Retention Group	Nevada	12/28/2010	100.0	(2)	Association Captive Insurance Company
American Empire Surplus Lines Insurance Company	Delaware	07/15/1977	100.0		Property/Casualty Insurance
American Empire Insurance Company	Ohio	11/26/1979	100.0		Property/Casualty Insurance
American Empire Underwriters, Inc.	Texas	05/19/1976	100.0		Insurance Agency
GAI Australia Pty Ltd.	Australia	07/06/2012	100.0		Employer of Australian Employees
Great American International Insurance Limited	Ireland	01/05/2004	100.0		Property/Casualty Insurance
Mid-Continent Casualty Company	Ohio	02/26/1947	100.0		Property/Casualty Insurance
Mid-Continent Assurance Company	Ohio	08/13/1992	100.0		Property/Casualty Insurance
Mid-Continent Excess and Surplus Insurance Company	Delaware	07/10/2009	100.0		Property/Casualty Insurance
Mid-Continent Specialty Insurance Services, Inc.	Oklahoma	06/15/2009	100.0		Surplus Lines Brokerage
Oklahoma Surety Company	Ohio	08/05/1968	100.0		Property/Casualty Insurance
Republic Indemnity Company of America	California	12/05/1972	100.0		Property/Casualty Insurance
Republic Indemnity Company of California	California	10/13/1982	100.0		Property/Casualty Insurance
Summit Consulting, LLC	Florida	02/25/1976	100.0		Managing General Agency
Heritage Summit HealthCare, LLC	Florida	06/06/1996	100.0		Managed Care Services
Summit Holding Southeast, Inc	Florida	06/29/1998	100.0		Holding Company
Bridgefield Employers Insurance Company	Florida	05/28/1997	100.0		Property/Casualty Insurance

As Of: 12/31/2014	Page 3 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
Great American Holding, Inc.
Summit Holding Southeast, Inc.
Bridgefield Employers Insurance Company
Bridgefield Casualty Insurance Company	Florida	10/07/1994	100.0	Property/Casualty Insurance
Great American Insurance Company	Ohio	03/07/1872	100.0	Property/Casualty Insurance
American Signature Underwriters, Inc.	Ohio	04/08/1996	100.0	Insurance Agency
Brothers Property Corporation	Ohio	09/08/1987	80.0	Real Estate Manager
Brothers Le Pavillon, LLC	Delaware	07/10/2006	100.0	Limited Liability Company Member
Brothers Le Pavillon (SPE), LLC	Delaware	07/10/2006	100.0	Real Estate Holding Company
Brothers Pennsylvanian Corporation	Pennsylvania	12/23/1994	100.0	Real Estate Manager
Brothers Property Management Corporation	Ohio	09/25/1987	100.0	Real Estate Management
Crescent Centre Apartments	Ohio	03/15/2006	100.0(2)	Real Estate
Crop Managers Insurance Agency, Inc.	Kansas	08/09/1989	100.0	Insurance Agency
Dempsey & Siders Agency, Inc.	Ohio	05/09/1956	100.0	Insurance Agency
Eden Park Insurance Brokers, Inc.	California	02/13/1990	100.0	Wholesale Agency/Brokerage for E&S Lines
El Aguila, Compañia de Seguros, S.A. de C.V	Mexico	11/24/1994	100.0	Property/Casualty Insurance
Financiadora de Primas Condor, S.A. de C.V	Mexico	03/06/1998	99.0	Premium Finance
Farmers Crop Insurance Alliance, Inc.	Kansas	03/30/1982	100.0	Insurance Services Provider
FCIA Management Company, Inc.	New York	09/17/1991	100.0	Servicing Agent
Foreign Credit Insurance Association	New York	01/01/1961		Unincorporated Association
GAI Warranty Company	Ohio	01/25/2001	100.0	Service Warranty Provider
GAI Warranty Company of Florida	Florida	03/23/2001	100.0	Service Warranty Provider
GAI Warranty Company of Canada Inc.	Ontario (Toronto, CN)	04/17/2002	100.0	Service Contract Provider
Global Premier Finance Company	Ohio	08/25/1998	100.0	Premium Finance
Great American Agency of Texas, Inc.	Texas	01/25/1994	100.0	Managing General Agency
Great American Alliance Insurance Company	Ohio	09/11/1945	100.0	Property/Casualty Insurance
Great American Assurance Company	Ohio	03/23/1905	100.0	Property/Casualty Insurance
Great American Casualty Insurance Company	Ohio	02/17/1981	100.0	Property/Casualty Insurance
Great American Claims Services, Inc.	Delaware	06/10/1986	100.0	Management Holding Company
Great American Contemporary Insurance Company	Ohio	04/16/1996	100.0	Property/Casualty Insurance
Great American E & S Insurance Company	Delaware	02/28/1979	100.0	Property/Casualty Insurance
Great American Fidelity Insurance Company	Delaware	01/12/1982	100.0	Property/Casualty Insurance
Great American Insurance Agency, Inc.	Ohio	04/20/1999	100.0	Insurance Agency
Great American Insurance Company of New York	New York	08/22/1947	100.0	Property/Casualty Insurance

As Of: 12/31/2014	Page 4 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
Great American Insurance Company
Great American Lloyd’s Insurance Company	Texas	08/31/1979		Property/Casualty Insurance
Great American Lloyd’s, Inc.	Texas	08/02/1983	100.0	Corporate Attorney-in-Fact
Great American Management Services, Inc.	Ohio	12/05/1974	100.0	Data Processing and Equipment Leasing
Great American Protection Insurance Company	Ohio	01/08/1990	100.0	Property/Casualty Insurance
Great American Re Inc.	Delaware	05/14/1971	100.0	Reinsurance Intermediary
Great American Security Insurance Company	Ohio	07/01/1987	100.0	Property/Casualty Insurance
Great American Spirit Insurance Company	Ohio	04/05/1988	100.0	Property/Casualty Insurance
Insurance (GB) Limited	United Kingdom	05/13/1992	100.0	Property/Casualty Insurance
Key Largo Group, Inc	Florida	02/25/1969	100.0	Land Developer - Inactive
National Interstate Corporation	Ohio	01/26/1989	51.8	Holding Company
American Highways Insurance Agency, Inc.	Ohio	06/29/1999	100.0	Insurance Agency
Explorer RV Insurance Agency, Inc.	Ohio	07/17/1997	100.0	Insurance Agency
Hudson Indemnity, Ltd	Cayman Islands	06/12/1996	100.0	Property/Casualty Insurance
Hudson Management Group, Ltd	Virgin Islands	07/29/2004	100.0	Insurance Administrative Services
National Interstate Insurance Agency, Inc.	Ohio	02/13/1989	100.0	Insurance Agency
Commercial For Hire Transportation Purchasing Group	South Carolina	01/23/2004		Purchasing Group
National Interstate Insurance Company	Ohio	02/10/1989	100.0	Property/Casualty Insurance
National Interstate Insurance Company of Hawaii, Inc.	Ohio	09/20/1999	100.0	Property/Casualty Insurance
TransProtection Service Company	Missouri	03/08/1982	100.0	Insurance Agency
Triumphe Casualty Company	Ohio	10/20/1981	100.0	Property/Casualty Insurance
Vanliner Insurance Company	Missouri	04/16/1953	100.0	Property/Casualty Insurance
Vanliner Reinsurance Limited	Bermuda	01/03/1978	100.0	Reinsurance
Safety Claims & Litigation Services, LLC	Montana	08/24/2006	100.0	Loss Control Consulting Company
Safety, Claims and Litigation Services, LLC	Ohio	12/02/2013	100.0	Loss Control Consulting Company
Pinecrest Place LLC	Florida	11/05/2009	100.0	Mortgage Holder - Coconut Palm Estates
PLLS Canada Insurance Brokers Inc	Ontario (Toronto, CN)	06/13/2001	49.0	Insurance Agency
Professional Risk Brokers, Inc.	Illinois	03/01/1990	100.0	Wholesale Agency/Brokerage for E&S Lines
Strategic Comp Holdings, L.L.C	Louisiana	12/28/2002	100.0	Holding Company
Strategic Comp Services, L.L.C	Louisiana	12/31/2002	100.0	Claims Services Provider
Strategic Comp, L.L.C	Louisiana	12/31/2002	100.0	Insurance Agency
One East Fourth, Inc.	Ohio	02/03/1964	100.0	Real Estate Holding Company
Pioneer Carpet Mills, Inc.	Ohio	04/29/1976	100.0	Inactive

As Of: 12/31/2014	Page 5 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
TEJ Holdings, Inc.	Ohio	12/04/1984	100.0	Real Estate Holding Company
Three East Fourth, Inc.	Ohio	08/10/1966	100.0	Real Estate Holding Company

(1)	Except Director’s Qualifying Shares.
(2)	Total percentage owned by parent shown and by other affiliated company(s).

As Of: 12/31/2014	Page 6 of 6